LIONBRIDGE EXCEEDS EXPECTATIONS WITH Q1 REVENUE OF $100.8 MILLION, GAAP EPS OF $0.01
AND NON-GAAP EARNINGS OF $0.06

$12.4 Million Year-on-Year Revenue Growth Delivers $5.6 Million Earnings Expansion; Growth from
Large Accounts and Accelerating SaaS Opportunities Indicate Strong Momentum

WALTHAM, Mass. – May 05, 2010 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended March 31, 2010. Financial highlights for the quarter include:

•	Revenue of $100.8 million, a year-on-year increase of $12.4 million or 14% compared to the first quarter of 2009.

•	GAAP net income of $477,000, or $0.01 per share based on 58.2 million weighted average fully diluted shares outstanding. This marks a year-on-year increase of $5.6 million or $0.10 per share compared to the first quarter of 2009.

•	Excluding restructuring expenses, the Company generated net income of $1.7 million or $0.03 per share.

•	Non-GAAP adjusted earnings of $3.8 million or $0.06 per share, an increase of $5.4 million or $0.09 per share from the first quarter of 2009. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and related costs, stock-based compensation, amortization of acquisition-related intangible assets and unusual charges. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Positive cash flow from operations of $557,000.

•	An ending cash balance of $23.1 million or $0.40 per share.

In April, the Company made two significant announcements regarding commercialization of market-leading language technologies. First, Lionbridge announced a partnership agreement with IBM to accelerate development and commercialization of automated translation technology. As part of that agreement, Lionbridge will become the only provider to offer Software-as-a-Service (SaaS)-based, text-to-text language automation solutions to commercial clients based on IBM’s Real Time Translation Service (RTTS) technology.

The Company also recently announced that its SaaS-based translation productivity platform, Translation Workspace™, is now generally available for all translators, agencies and clients worldwide through GeoWorkz.com, Lionbridge’s eCommerce platform for all real-time translation applications.

“The first quarter marked several significant business and financial achievements. Our customers are beginning to spend again, signaling confidence for 2010 and 2011. We are benefitting from our ongoing cost actions. We have partnered with a world-renowned organization to bring real-time multilingual communication to market. And we recently launched our first subscription-based software product,” said Rory Cowan, CEO, Lionbridge. “More importantly, we converted 45% of our incremental year-on-year revenue growth to bottom line earnings. We expect this positive momentum to continue in the second quarter and the second half of 2010.”

The Company provided an overview of its revenue expectations for the second quarter of 2010 with estimated revenue of $100-105 million despite the effects of the recent weakness in the Euro.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The passcode for the call is Lionbridge. The conference call will also be available live via the Internet by accessing www.lionbridge.com/webcast/Q12010 .

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings is not presented in accordance with generally accepted accounting principles (GAAP) and is not intended to be used in lieu of GAAP presentations of results of operations. This measure is presented because management believes it provides additional information to investors with respect to the performance of our fundamental business activities. Adjusted earnings is a Non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted earnings is net income and has provided a reconciliation of adjusted earnings to net income at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and earnings growth of Lionbridge in second quarter of 2010 and the second half of 2010, anticipated customer demand, including customer spending during 2010 and 2011, expected development and commercialization of language technologies, conversion of revenue to profit as well as expected improvements to profitability, financial performance. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the effect of the global economic conditions on the demand for Lionbridge’s services by customers and prospective customers; the effect of global economic conditions on the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; market acceptance of and customer demand for the Company’s SaaS-based technology offerings; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures;  risks associated with the financial aspects of the subscription model utilized in connection with the Translation Workspace; the success of Lionbridge’s partnership with IBM; the cost, complexity, timing and speed of development and commercialization activities associated with real-time machine translation technology initiatives and customer and user acceptance of such technologies; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; continued uncertainty, volatility or deterioration in global economic conditions that could negatively affect demand for the Company’s services; demand for its services and ability to get paid promptly for such services, including inability of customers to obtain credit to finance purchases of the Company’s services and/or customer insolvencies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles and deeper impact of the global economic downturn in particular jurisdictions; risks associated with competition; costs associated with restructuring of certain operations in Europe and other locations, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes to or elimination of the international tax holiday for companies doing business in India; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy its translation technologies, including Translation Workspace; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Revenue........................................................................	$100,780	$88,403
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) .............................................	68,945	61,173
Sales and marketing.............................................	6,968	7,693
General and administrative.............................................	18,792	18,803
Research and development.............................................	758	1,185
Depreciation and amortization. ..............................................	1,130	1,141
Amortization of acquisition-related intangible assets........................	1,223	1,380
Merger, restructuring and other charges....................................	1,189	993

Total operating expenses.............................................	99,005	92,368

Income (loss) from operations.............................................	1,775	(3,965)
Interest expense: .............................................
Interest on outstanding debt .............................................	297	537
Amortization of deferred financing costs and discount on debt .......	44	44
Interest income .............................................	25	59
Other expense, net .............................................	274	5

Income (loss) before income taxes.............................................	1,185	(4,492)
Provision for income taxes .............................................	708	584

Net income (loss.............................................	$477	$(5,076)

Net income (loss) per share of common stock:
Basic	$0.01	$(0.09)
Diluted	$0.01	$(0.09)
Weighted average number of common shares outstanding:
Basic	56,367	55,857
Diluted	58,221	55,857

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents.............................................	$23,078	$27,432
Accounts receivable, net of allowances of $500 at March 31, 2010 and December 31, 2009, respectively ......................................	49,880	55,501
Unbilled receivables.............................................	23,887	17,246
Other current assets.............................................	11,502	8,290

Total current assets.............................................	108,347	108,469
Property and equipment, net.............................................	15,318	12,681
Goodwill .............................................	9,675	9,675
Other intangible assets, net.............................................	13,257	14,480
Other assets.............................................	8,046	7,414

Total assets.............................................	$154,643	$152,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.............................................	$21,555	$20,831
Accrued compensation and benefits.......................................	17,405	16,524
Other accrued expenses and current liabilities ..............................	23,838	23,448
Deferred revenue.............................................	10,736	11,484

Total current liabilities.............................................	73,534	72,287
Long-term debt, less current portion.............................................	24,700	24,700
Deferred income taxes, long-term.............................................	643	643
Other long-term liabilities.............................................	14,015	14,060

Total stockholders’ equity	41,751	41,029

Total liabilities and stockholders’ equity..............................	$154,643	$152,719

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Net income (loss) .............................................	$477	$(5,076)
Amortization of acquisition-related intangible assets........................	1,223	1,380
Stock-based compensation.............................................	895	1,123
Merger, restructuring and other charges....................................	1,189	993

Adjusted earnings.............................................	3,784	(1,580)
Fully diluted weighted average number of common shares outstanding	58,221	55,857
Adjusted EPS	$0.06	$(0.03)